EXHIBIT 3(ii)
                                       BYLAWS
                         CENTURY TELEPHONE ENTERPRISES, INC.
                                  TABLE OF CONTENTS

           Article I - Officers..................................1
             Section 1.  Required and Permitted Officers.........1 - 3
             Section 2.  Election and Removal of Officer.........3

           Article II - Board of Directors.......................4
             Section 1.  Powers..................................4
             Section 2.  Organization and Regular Meetings.......4
             Section 3.  Special Meetings........................4
             Section 4.  Quorum..................................5
             Section 5.  Notice of Adjournment...................5
             Section 6.  Consent of Board Obviating Necessity
                          of Meeting.............................5
             Section 7.  Voting..................................5
             Section 8.  Use of Communications Equipment.........6
             Section 9.  Indemnity ..............................6  - 10

           Article III - Committees .............................10
             Section 1.  Standing Committees.....................10 - 12
             Section 2.  Appointment and Removal of
                          Committee Members......................12
             Section 3.  Procedures for Committees...............12
             Section 4.  Quorum Meetings ........................12
             Section 5.  Authority of Chairman to
                          Appoint Committees.....................11

           Article IV - Shareholders' Meetings ..................13
             Section  1. Place of Meetings ......................13
             Section  2. Annual Meeting; Notice Thereof .........13
             Section  3. Election of Directors ..................13
             Section  4. Special Meeting ........................13
             Section  5. Notice of Meetings .....................13
             Section  6. List of Shareholders  ..................14
             Section  7. Quorum .................................14
             Section  8. Voting .................................14
             Section  9. Proxies ................................14
             Section 10. Voting Power Present or Represented ....14
             Section 11. Adjournments ...........................15
             Section 12. Withdrawal .............................15
             Section 13. Lack of Quorum .........................15
             Section 14. Presiding Officer ......................15

           Article    V - Certificates of Stock .................15

           Article   VI - Registered Stockholders ...............15

           Article  VII - Loss of Certificate ...................16

           Article VIII - Checks ................................16

           Article   IX - Dividends .............................16

           Article    X - Amendments.............................16

                                       BYLAWS
                          (Amended entirely March 19, 1987)
                   (Article I, Section 1 Amended August 24, 1987)
             (Article II, Section 9 Amended entirely February 22, 1988)
                  (Article II, Section 2, A., Amended May 16, 1988)
                    (Article I, Section 1 Amended June 24, 1988)
               (Article IV Amended in its entirety November 22, 1988)
                  (Article 1, Section 1 Amended February 21, 1989)
           (Article I, Section 1, A., B., and C., Amended April 25, 1989)
  (Article I, Sec. 1, new "K", redesignation of "L" through "Q", July 10, 1989)
                (Article I, Section 1, "Q" - Amended August 22, 1989)
                (Article 1, Section 1 (B)(C) - Amended July 17, 1990)
     (Article III, Section 1, Subsection "F" - Amended February 25, 1992) (Article I, Section 2, and adding new Section 1A. to Article II - May 14, 1993)
                (Article I, Section 1, Subsection "K" - May 6, 1993)
            (Article I, Section 1, Amended in its entirety May 25, 1993)
     Article I, Section 1(C) and Article III, Section 1(B) - February 22, 1994

                                      ARTICLE I

                                      OFFICERS


          Section l. Required and Permitted Officers.

               The  officers  of Century Telephone Enterprises, Inc., shall be  a  Chairman  of the  Board;  a  Chief  Executive  Officer;  a
          President; a Secretary; and a Treasurer. The Board may elect such other officers as the Board may determine. An officer need not be a Director and any two or more of the offices may be held by one person; provided, that a person holding more than one office may not sign in more than one capacity any certificate or any instrument required to be signed by two officers. The required and permitted officers and duties thereof are as follows:


               A. Chairman of the Board (Chairman). The Chairman shall preside at all meetings of the stockholders and Directors, see that all orders, policies and resolutions of the Board are carried out and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

               B. Vice Chairman. The Board may from time to time elect one or more Vice Chairmen. The Vice Chairman shall serve in the absence or inability of the Chairman to serve. In the event of the death, resignation or permanent inability of the Chairman to serve, the Vice Chairman shall automatically succeed to the office of Chairman until such time as the Board of Directors convenes at a properly called meeting to elect a new Chairman. In the event that there is more than one Vice Chairman, then the one who has served in that capacity for the longest period of time shall serve in the absence of the Chairman or assume the office of Chairman as the case may be.

               C. Chief Executive Officer (CEO). The CEO shall, subject to the powers of the Chairman, have general and active management of the business of the Corporation. He may sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors and the Bylaws. The CEO shall manage the day-to-day affairs of the Corporation and direct the activities of the President - Telephone Group, President -
          Telecommunications Services, the General Counsel and the Chief Financial Officer. Without limiting the generality of the foregoing, the CEO shall, unless otherwise directed by the Board, establish the annual salaries of each non-executive officer of the Corporation and each officer of the Corporation's subsidiaries.

               D. President. The President may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors, the Chairman, the CEO, and the Bylaws.

               E. Executive Vice President(s). The Executive Vice President(s) shall assist the CEO in discharging the duties of that office in any manner requested and perform any other duties as may be prescribed by the CEO, the Board of Directors and/or the Bylaws.

               F. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. He shall manage the financial affairs of the Corporation and direct the activities of the Treasurer, Controller and other officers responsible for functional areas within the Finance Group. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall be responsible for all internal and external financial reporting.

               G. Treasurer. As directed by the Chief Financial Officer, the Treasurer shall have general custody of all the funds and securities of the Corporation. He may sign, with the CEO, President, Chief Financial Officer or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall perform such other duties as may be prescribed from time to time by the Chief Financial Officer or by the Bylaws.

               H.   Controller.   As  directed  by   the   Chief  Financial
          Officer, he shall be responsible for the development and maintenance of the accounting systems used by the Corporation and its subsidiaries. The Controller shall be authorized to implement policies and procedures to ensure that the Corporation and its subsidiaries maintain internal accounting control systems designed to provide reasonable assurance that the accounting records accurately reflect business transactions and that such transactions are in accordance with managements' authorization. Additionally, as directed by the Chief Financial Officer, the Controller shall be responsible for internal and external financial reporting for the Corporation and its subsidiaries.

               I.   Assistant  Treasurer.   The  Assistant Treasurer  shall
          have such powers and perform such duties as may be assigned by the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer.

               J. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders, the Board of Directors and all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the duties vested in other officers, which shall at all reasonable times be open to the examination of any Director. He may sign or execute contracts with any other officer thereunto authorized in the name of the Corporation and affix the seal of Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

               K. Assistant Secretary. The Assistant Secretary shall have powers and perform such duties as may be assigned by the Secretary. In the absence or disability of the Secretary, the Assistant Secretary shall perform the duties and exercise the power of the Secretary.

               L.   President - Telecommunications Services.  The President
          - Telecommunications Services shall serve as President of all Cellular and Paging subsidiaries and such other subsidiaries of the Company as he is from time to time elected President by the Board of Directors thereof. Subject to any limitation in these or the subsidiary Bylaws, he shall be responsible for all operations, marketing, construction, preparation of budgets and business plans, and the profitability of all of the operations of the company under his supervision.

               M. President - Telephone Group. The President - Telephone Group shall serve as President of all operating telephone subsidiaries and subsidiaries operating in conjunction therewith. Subject to any limitations in these or the subsidiary Bylaws, he shall be responsible for all operations, marketing, construction, preparation of budgets and business plans, and the profitability of all of the operations of the company under his supervision.

               N. General Counsel. The General Counsel shall be directly responsible for advising the Board of Directors, the Company, and all its officers and employees in all matters affecting the legal affairs of the Company. He shall determine the need for and if necessary, select outside counsel to represent the Company and approve all fees in connection with their representation. He shall also have such other powers, duties and authority as may be prescribed to him from time to time by the CEO, Board of Directors, or the Bylaws.

               O. Senior Vice President(s). The Senior Vice President(s) shall perform such duties as may be prescribed from time to time by the Board of Directors, the CEO, or the Bylaws.

               P. Vice President(s). The Vice President(s) shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the CEO, the President, or the Executive Vice President or Senior Vice President to whom they report. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

               Q. Assistant Vice President(s). The Assistant Vice President(s) shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the CEO, the President or the office to whom they report. An Assistant Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.



               R. Executive Officer Group. The Executive Officer Group shall be the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President - Telecommunications Services, the President Telephone Group, and the General Counsel.


          Section 2. Election and Removal of Officers

               The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the shareholders and, at any time, the Board may remove any officer (with or without cause, and regardless of any contractual obligation to such officer) and fill a vacancy in any office; but any election to, removal from or appointment to fill a vacancy in any office, and the determination of the terms of employment, shall require the affirmative votes of: (a) a majority of the Directors then in office; and (b) a majority of the Continuing Directors (as defined in the Articles of Incorporation), voting as a separate group.

               In addition, the Chief Executive Officer is empowered in his sole discretion to remove or suspend any officer or other employee of the Corporation who (1) fails to respond satisfactorily to the Corporation respecting any inquiry by the Corporation for information to enable it to make any certification required by the Federal Communications Commission under the Anti-Drug Abuse Act of 1988, (2) is arrested or
          convicted   of   any   offense  concerning  the  distribution  or
          possession of, or trafficking in, drugs or other controlled substances, or (3) the Chief Executive Officer believes to have been engaged in actions that could lead to such an arrest or conviction.

                                     ARTICLE II

                                 BOARD OF DIRECTORS

          Section l. Powers

               In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the stockholders.


               A. No person shall be eligible for nomination, election or service as a director of the Corporation who shall

                    (i) in the opinion of the Board of Directors fail to respond satisfactorily to the Corporation respecting any inquiry of the Corporation for information to enable the Corporation to make any certification required by the Federal Communication's Commission under the Anti-Drug Abuse Act of 1988 or to determine the eligibility of such persons under this section;

                    (ii) have been arrested  or  convicted  of  any offense
                         concerning the distribution or possession of, or trafficking in, drugs or other controlled substances, provided that in the case of an arrest the Board of Directors may in its discretion determine that notwithstanding such arrest such persons shall remain eligible under this Section; or

                    (iii)have engaged in actions that could lead to such an
                         arrest or conviction and that the Board of Directors determines would make it unwise for such person to serve as a director of the Corporation.

               B. Any person serving as a director of the Corporation shall automatically cease to be a director on such date as he ceases to have the qualifications set forth in Paragraph A of this Section, and his position shall be considered vacant within the meaning of Article VIII, Section B, Paragraph 2 of the Articles of Incorporation of the Corporation.

          Section 2. Organization and Regular Meetings.

               A. The Board of Directors shall hold an annual organization meeting, without notice, immediately following the adjournment of the annual meeting of the shareholders and shall hold a regular meeting on the first Tuesday after the twentieth in the months of February, May, August and November of each year.

               B. The Secretary shall give not less than ten days' written notice to each Director of all regular meetings, which notice shall state the time and place of the meeting.

               C. Any Director may waive notice of a meeting by written waiver executed either before or after the meeting.


          Section 3. Special Meetings.

               A. Special meetings of the Board of Directors may be called by the Chairman of the Board or, if he is absent or unable or unwilling to act, by the President. Upon the written request of any two Directors delivered to the Chairman of the Board, the President or the Secretary of the Corporation, a Special Meeting shall be called.

               B. Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by letter or by telegram, charges prepaid, addressed to him at his address shown on such records or if not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail at least seventy-two hours or delivered to an overnight mail delivery service or to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight hours prior to the time of the holding of the meeting. In case such notice is personally delivered as above provided, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. The foregoing notwithstanding, if the Chairman or the President shall determine, in his sole discretion, that the subject of the special meeting is urgent and must be considered by the Board without delay, notice may be given by personal delivery or by telephone not less than twelve hours prior to the time set for the meeting, provided a confirming telegram or overnight letter is sent to the Director contemporaneously. Such mailing, telegraphing, telephoning or personal delivery as above provided shall be due, legal and personal notice to such Director.


          Section 4. Quorum.

               A majority of the authorized number of Directors as fixed by or pursuant to the Articles of Incorporation shall be necessary to constitute a quorum for the transaction of business and the action of a majority (or of a required super-majority as to those matters specified in the Articles of Incorporation or these Bylaws or by applicable law) of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.


          Section 5. Notice of Adjournment.

               Notice of the time and place of holding an adjourned meeting need not be given to absent Directors, if the time and place be fixed at the meeting adjourned.



          Section 6. Consent of Board Obviating Necessity of Meeting.

               Anything to the contrary contained in these Bylaws notwithstanding, any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors at a meeting.


          Section 7. Voting.

               At all meetings of the Board, each Director present shall have one vote. At all meetings of the Board, all questions, the manner of deciding which is not otherwise specifically regulated by law, the Certificate of Incorporation or these Bylaws, shall be determined by a majority of the Directors present at the meeting; provided, however, that any shares of other corporations owned by the Corporation shall be voted only pursuant to resolutions duly adopted upon the affirmative votes of (a) eighty percent of the Directors then in office and (b) a majority of the Continuing Directors (as defined in the Articles of Incorporation), voting as a separate group.


          Section 8.  Use of Communications Equipment.

               Meetings of the Board of Directors may be held by means of telephone conference calls or similar communications equipment provided that all persons participating in the meeting can hear and communicate with each other.


          Section 9.  Indemnification

               9.1  Definitions.  As used in this Section:

                    (a)   The term "Expenses" shall mean  any  expenses  or
          costs (including, without limitation, attorney's fees, judgments, punitive or exemplary damages, fines and amounts paid in settlement). If any of the foregoing amounts paid on behalf of Indemnitee are not deductible by Indemnitee for federal or state income tax purposes, the Company will reimburse Indemnitee for tax liability with respect thereto by paying to Indemnitee an amount which, after taking into account taxes on such amount, equals Indemnitee's incremental tax liability.

                    (b) The term "Claim" shall mean any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, or any separate issue or matter therein, as the context requires.

                    (c) The term "Determining Body" shall mean (i) those members of the Board of Directors who are not named as parties to the Claim for which indemnification is being sought ("Impartial Directors"), if there are at least three Impartial Directors, or
          (ii) a committee of at least three directors appointed by the Board of Directors (regardless whether the members of the Board of Directors voting on such appointment are Impartial Directors) and composed of Impartial Directors or (iii) if there are fewer than three Impartial Directors or if the Board of Directors or a committee appointed thereby so directs (regardless whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation.

                    (d) The term "Indemnitee" shall mean each director and officer and each former director and officer of the Corporation.

               9.2  Indemnity.

                    (a) To the extent any Expenses incurred by Indemnitee are in excess of the amounts reimbursed or indemnified pursuant to policies of liability insurance maintained by the Corporation, the Corporation shall indemnify and hold harmless Indemnitee against any such Expenses actually and reasonably incurred in connection with any Claim against Indemnitee (whether as a subject of or party to, or a proposed or threatened subject of or party to, the Claim) or in which Indemnitee is involved solely as a witness or person required to give evidence, by reason of his position.

                         (i)  as a director or officer of the Corporation

                         (ii) as a director or officer of any subsidiary of the Corporation or as a fiduciary with respect to any employee benefit plan of the Corporation or

                         (iii)as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other for profit or not for profit entity or enterprise, if such position is or was held at the request of the Corporation, whether relating to service in such position before or after the effective date of this Section 9, if (i) the Indemnitee is successful in his defense of the Claim on the merits or otherwise or (ii) the Indemnitee has been found by the Determining Body (acting in good faith) to have met the Standard of Conduct; provided that (a) the amount of Expenses for which the Corporation shall indemnify Indemnitee may be reduced by the Determining Body to such amount as it deems proper if it determines in good faith that the Claim involved the receipt of a personal benefit by Indemnitee and (b) no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Corporation or to have obtained an improper benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper; and provided further that, if the Claim involves Indemnitee by reason of his position with an entity or enterprise described in clause (ii) or (iii) of this Section 3.2(a) and if Indemnitee may be entitled to indemnification with respect to such Claim from such entity or enterprise, Indemnitee shall be entitled to indemnification hereunder only (x) if he as applied to such entity or enterprise for indemnification with respect to the Claim and (y) to the extent that indemnification to which he would be entitled hereunder but for this proviso exceeds the indemnification paid by such other entity or enterprise.

                    (b) For purposes of this Section, the Standard of Conduct is met when conduct by an Indemnitee with respect to which a Claim is asserted was conduct that he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a Claim which is a criminal action or proceeding, conduct that the Indemnitee had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

                    (c) Promptly upon becoming aware of the existence of any Claim, Indemnitee shall notify the Chief Executive Officer of the existence of the Claim, who shall promptly advise the members of the Board of Directors thereof and that establishing the Determining Body will be a matter presented at the next regularly scheduled meeting of the Board of Directors. After the Determining Body has been established the Chief Executive Officer shall inform Indemnitee thereof and Indemnitee shall immediately notify the Determining Body of all facts relevant to the Claim known to such Indemnitee. Within 60 days of the receipt of such notice and information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall report to Indemnitee of its determination whether Indemnitee has met the Standard of Conduct. The Determining Body may extend the period of time for determining whether the Standard of Conduct has been met, but in no event shall such period of time be extended beyond an additional sixty days.

                    (d) If, after determining that the Standard of Conduct has been met, the Determining Body obtains facts of which it was not aware at the time it made such determination, the Determining Body on its own motion, after notifying the Indemnitee and providing him an opportunity to be heard, may, on the basis of such facts, revoke such determination, provided that, in the absence of actual fraud by Indemnitee, no such revocation may be made later than thirty days after final disposition of the Claim.

                    (e) Indemnitee shall promptly inform the Determining Body upon his becoming aware of any relevant facts not theretofore provided by him to the Determining Body, unless the Determining Body has obtained such facts by other means.

                    (f) In the case of any Claim not involving a proposed, threatened or pending criminal proceeding,

                         (i)  if Indemnitee has, in the good faith judgment
          of  the  Determining  Body,  met  the  Standard  of  Conduct, the
          Corporation may, in its sole discretion, assume all responsibility for the defense of the Claim, and, in any event, the Corporation and Indemnitee each shall keep the other informed as to the progress of the defense of the Claim, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the Claim and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the Claim, then Indemnitee shall be entitled to conduct his defense with counsel of his choice; and provided further that Indemnitee shall in any event be entitled at his expense to employ counsel chosen by him to participate in the defense of the Claim; and
                         (ii)   the  Corporation  shall fairly consider any
          proposals  by Indemnitee for settlement of  the  Claim.   If  the
          Corporation proposes a settlement of the Claim and such settlement is acceptable to the person asserting the Claim or the Corporation believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms of such proposed settlement and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to make final the settlement. If Indemnitee does not agree with such terms, Indemnitee may proceed with the defense of the Claim in any manner he chooses, provided that if Indemnitee is not successful on the merits or otherwise, the Corporation's obligation to indemnify such Indemnitee as to any Expenses incurred by following his disagreement shall be limited to the lesser of (A) the total Expenses incurred by Indemnitee following his decision not to agree to such proposed settlement or (B) the amount that the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of Indemnitee's affairs, Indemnitee shall be permitted to refuse such settlement and proceed with the defense of the Claim, if he so desires, at the Corporation's expense in accordance with the terms and conditions of this Agreement without regard to the limitations imposed by the immediately preceding sentence. In any event, the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.

                    (g) In the case of a Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim and to make all decisions with respect thereto, with counsel of his choice; provided that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.

                    (h) After notification to the Corporation of the existence of a Claim, Indemnitee may from time to time request of the Chief Executive Officer or, if the Chief Executive Officer is a party to the Claim as to which indemnification is being sought, any officer who is not a party to the Claim and who is designated by the Chief Executive Officer (the "Disbursing Officer"), which designation shall be made promptly after receipt of the initial request, that the Corporation advance to Indemnitee the Expenses (other than fines, penalties, judgments or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. The Disbursing Officer shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay the funds) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances, provided that if the Disbursing Officer does not believe such amount to be reasonable, he shall advance the amount deemed by him to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.

                    (i) After a determination that the Standard of Conduct has been met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of Paragraph (h) shall continue to apply with respect to Expenses incurred after such time except that (i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee the amount of any fines, penalties or judgments against him which have become final for which the Corporation is obligated to indemnify him or any amount of indemnification ordered to be paid to him by a court.

                    (j) Any determination by the Corporation with respect to settlement of a Claim shall be made by the Determining Body.

                    (k)    The   Corporation   and  Indemnitee  shall  keep
          confidential to the extent permitted by law and their fiduciary obligations all facts and determinations provided pursuant to or arising out of the operation of this Agreement and the Corporation and Indemnitee shall instruct its or his agents and employees to do likewise.

               9.3  Enforcement.

                    (a) The rights provided by this Section shall be enforceable by Indemnitee in any court of competent jurisdiction.

                    (b) If Indemnitee seeks a judicial adjudication of his rights under this Section, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding, but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such proceeding if the indemnification amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses sought incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

                    (c) In any judicial proceeding described in this subsection, the Corporation shall bear the burden of proving that Indemnitee is not entitled to Expenses sought with respect to any Claim.

               9.4  Saving Clause.

               If any provision of this Section is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Section, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Section shall be invalidated on any ground, the
          Corporation shall nevertheless indemnify and Indemnitee to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

               9.5  Non-Exclusivity.

                    (a) The indemnification and payment of Expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, article of incorporation, by-law, authorization of shareholders or directors, agreement or otherwise.

                    (b) It is the intent of the Corporation by this Section to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Section would provide for lesser indemnification.

               9.6 Successors and Assigns. This Section shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

               9.7 Indemnification of Other Persons. The Corporation may indemnify any person not a director or officer of the Corporation to the extent authorized by the Board of Directors or a committee of the Board expressly authorized by the Board of Directors.



                                     ARTICLE III

                                     COMMITTEES


          Section 1. Standing Committees:

               The Board of Directors shall have six standing committees, the names, functions and powers of each of which shall be as follows:

               A. The Executive Committee shall consist of not less than three Directors, one of whom shall be the CEO, who shall also serve as chairman of the Executive Committee. To the full extent permitted by law and the Articles of Incorporation, the Executive Committee shall have and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session.

               B. The Compensation Committee shall consist of two or more Directors (the exact number of which shall be set from time to time by the Board), each of whom shall (i) be a "disinterested person" as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) not serve, and shall not have served in the past, as an officer or employee of the Corporation or any of its subsidiaries. The Compensation Committee is empowered to:

               1. after receiving and considering the recommendations of the chief executive officer, determine from time to time the salary of the Corporation's executive officers (as defined by Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) and the fees of the Corporation's directors;

               2. administer each of the Corporations incentive compensation plans and stock-based plans (including its 1983 Restricted Stock Plan, Key Employee Incentive Compensation Plan, 1988 Incentive Compensation Program, 1990 Incentive Compensation Program, and any successor plans), and exercise all powers provided for in such plans;

               3. approve any (i) proposed plan or arrangement offering or providing any benefits to one or more of the Corporation's executive officers or directors (other than any plan or arrangement offering benefits that do not discriminate in scope, terms or operation in favor of executive officers or directors and that are generally available to all salaried employees) and
               (ii) proposed amendment or change to any such plan or arrangement;

               4. approve any (i) proposed employment contract between the Corporation or one of its subsidiaries and an employee or prospective employee thereof and (ii) proposed amendment or extension of any such contract;

               5. issue executive compensation reports to the Corporation's shareholders in the manner required under the rules and regulations of the U.S. Securities and Exchange Commission; and

               6.   if requested by the Board, (i)  review,  determine
               or approve the compensation of any non-executive officer of the Corporation or any officer of the Corporation's subsidiaries, (ii) review, determine or approve any proposed amendments, contributions or changes to any of the Corporation's employee benefit plans, welfare plans, insurance or other benefit arrangements that are not directly administered or monitored by the Compensation Committee pursuant to the powers granted in paragraphs 2 and 3 above, and (iii) perform such other services as may be delegated to it by the Board; and

               7. retain independent consultants and legal advisors who will report directly to the Committee and be paid with Company funds.


               No action of the type described in paragraphs 1 - 5 above shall be valid unless it has been approved by the Compensation Committee.


               C. The Nominating Committee shall consist of two or more Directors and shall perform the following functions:

               1. To consider and recommend to the Board nominees for election by shareholders or for appointment by the remaining Directors to fill vacancies on the Board;

               2. To review and consider the performance of and to recommend the appointment or reappointment of officers of the Corporation.


               D. The Audit Committee shall consist of two or more Directors, none of whom shall otherwise be employed by the Corporation, and shall have the following responsibilities:

               1. To recommend to the Board the engagement or discharge of the Company's independent auditor of its financial statements;

               2. To direct and supervise all investigations into matters relating to or rising from the performance and results of each independent audit;

               3. To review with the Company's independent auditor the plan and results of each independent audit engagement;

               4. To review the scope, adequacy and results of the Company's internal auditing procedures;

               5. To review and to approve or disapprove each service to be performed for the Company by the independent auditor before such service is performed; except that the Committee is authorized to permit the President or the Chief Financial Officer to engage the independent auditor or perform any category of service specified by the Committee under circumstances deemed appropriate by the Audit Committee;

               6. To review the degree of independence of the independent auditor;

               7.   To consider the range of audit and non-audit fees;

               8. To review the adequacy of the Company's system of internal accounting controls.


               E. The Insurance Evaluation Committee shall consist of two or more Directors, and shall have the following responsibilities:

               1. To review periodically the Company's insurance programs and to advise and recommend any action deemed appropriate with respect thereto; and

               2. To review periodically the Company's insurance needs and to advise and recommend any action deemed appropriate with respect thereto.


               F. The Shareholder Relations Committee shall consist of three or more non officer directors and shall have the authority of the Board of Directors with respect to investigating, inquiring into and considering issues related to certain shareholders' interest and rights and considering and acting upon shareholder matters as assigned, from time to time, by the Chairman of the Board.


          Section 2.  Appointment and Removal of Committee Members.

               Directors   shall   be   appointed   to or removed  from  a
          committee only upon the affirmative votes of:

               1.  A majority of the Directors then in office; and

               2. A majority of the Continuing Directors (as defined in the Articles of Incorporation), voting as a separate group.


          Section 3.  Procedures for Committees.

               Each committee shall keep written minutes of its meetings. All action taken by a committee shall be reported to the Board of Directors at its next meeting, whether regular or special. Failure to keep written minutes or to make such a report shall not affect the validity of action taken by a committee. Each committee shall adopt such regulations (not inconsistent with the Articles of Incorporation, these bylaws or any regulations specified for such committee by the Board of Directors) as it shall deem necessary for the proper conduct of its functions and the performance of its responsibilities.



          Section 4.  Quorum Meetings.

               A majority of the  members of any committee shall constitute a quorum and action by a majority (or by any super majority required by law, the Articles of Incorporation, these Bylaws or any applicable resolution adopted by the Board of Directors) of a quorum at any meeting of a committee shall be deemed action by the committee. The committee may also take action without meeting, if all members thereof consent in writing thereto. Meetings of a committee may be held by telephone conference calls or other communications equipment provided each person participating may hear and be heard by all other meeting par-ticipants.


          Section 5.  Authority of Chairman to Appoint Committees.

               Whenever  the Board of Directors  is  not  in  session,  the
          Chairman may create such committees as he deems necessary or useful and may appoint Directors as members thereof. Any such action by the Chairman, and any action taken by such a committee shall be subject to ratification or disapproval by the Board at its next meeting.

                                     ARTICLE IV

                               SHAREHOLDERS' MEETINGS

          Section l.  Place of Meetings.

               Unless otherwise required by law or these By-laws, all meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.




          Section 2.  Annual Meeting; Notice Thereof.

               An annual meeting of the shareholders shall be held on the date and at the time specified by the Board of Directors in each year. Notice of the annual meeting must state the purpose thereof and the business to be conducted thereat shall be limited to such purpose or purposes.


          Section 3.  Election of Directors.

               The Board of Directors shall be divided into three classes as nearly equal in number as may be possible. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as can be. At each annual meeting of shareholders, directors shall be elected to succeed those directors whose terms then expire. Such newly elected directors shall serve until the third succeeding annual meeting of shareholders after their election and until their successors are elected and qualified. A director elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which he shall have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


          Section 4.  Special Meeting.

               Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the President or Board of Directors. At any time, upon the written request of any shareholder or group of shareholders holding in the aggregate at least eighty percent (80%) of the Total Voting Power, as defined in Article IV, Section 8 of these By-laws, the Secretary shall call a special meeting of shareholders to be held at the registered office of the Corporation at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the receipt of said request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so. Such requests must state the specific purpose or purposes of the proposed special meeting, and the business to be conducted thereat shall be limited to such purpose or purposes.


          Section 5.  Notice of Meetings.

               Except as otherwise provided by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given to all shareholders entitled to vote at such meeting, at least ten days and not more than sixty days prior to the day fixed for the meeting.


          Section 6.  List of Shareholders.

                   At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of transfers of shares, showing the number and class of shares held by each shareholder on the record date for the meeting, shall be produced on the request of any shareholder.


          Section 7.  Quorum.

               At all meetings of shareholders, the holders of a majority of the Total Voting Power, as defined in Article IV, Section 8 of these By-laws, shall constitute a quorum, except that at any meeting the notice of which sets forth any matter that, by law or the Articles of Incorporation of the Corporation, must be approved by the affirmative vote of a specified percentage in excess of a majority of the Total Voting Power of the Corporation, the holders of that specified percentage shall constitute a quorum.


          Section 8.  Voting.

               When  a quorum is present at any meeting, the  vote  of  the holders of a majority of the Voting Power, as defined in Article IV, Section 8 of these By-laws, present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one uponwhich, by express provision of law or the Articles of Incorporation of the Corporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote. As used in these By-laws, the term "Voting Power" shall mean the right vested by law or by these By-laws or the Corporation's Articles of Incorporation in the shareholders or in one or more classes of shareholders, and the right conferred by the Corporation pursuant to La. R.S.12:75H upon the holders of any bonds, debentures or other obligations issued by the Corporation, to vote in the determination of a particular question or matter. As used in these By-laws, the term "Total Voting Power" shall mean the total number of votes that shareholders and holders of any bonds, debentures or other obligations granted voting rights by the Corporation are entitled to cast in the determination of a particular question or matter.



          Section 9.  Proxies.

               At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to the meeting, unless the instrument provides for a longer period, but in no case will an outstanding proxy be valid for longer than three years from the date of its execution and in no case may a proxy be voted at a meeting called pursuant to La. R.S. 12:138 unless it is executed and dated by the shareholder within 30 days of the date of such meeting. The person appointed as proxy need not be a shareholder of the Corporation.


          Section 10.  Voting Power Present or Represented.

               For purposes of determining the amount of Voting Power present or represented at any annual or special meeting os shareholders with respect to voting on a particular proposal, shares as to which the proxy holders have been instructed to abstain from voting on the proposal, and shares as to which the proxy holders have been precluded from voting thereon (whether by law, regulations of the Securities and Exchange Commission, rules or by-laws of any self-regulatory organization or otherwise) will not be treated as present.
          Section 11.  Adjournments.

               Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for other adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

          Section 12.  Withdrawal.

               If a quorum is present or represented at a duly organized meeting, such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum as fixed in Article IV,
          Section 7 of these By-laws, or the refusal of any shareholders present to vote.


          Section 13.  Lack of Quorum.

               If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Article IV, Section 10 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less that a quorum as fixed in Article IV, Section 7 hereof, shall nevertheless constitute a quorum for the purpose of electing directors.


          Section 14.  Presiding Officer.

               The Chairman of the Board, or in his absence, the President, shall preside at all shareholders' meetings.






                                      ARTICLE V

                                CERTIFICATES OF STOCK

               The certificates of stock of the Corporation shall be numbered and shall be entered into the books of the Corporation as they are issued.

               They shall exhibit the holder's name and number of shares and shall be signed by the President or Vice-President and the Secretary-Treasurer.



                                     ARTICLE VI

                               REGISTERED STOCKHOLDERS

               The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Louisiana.



                                     ARTICLE VII

                                 LOSS OF CERTIFICATE

               Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact, and the Board of Directors may, in its discretion require the owner of the lost of destroyed certificate or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors of the Corporation may require to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.


                                    ARTICLE VIII

                                       CHECKS


               All checks, drafts and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.



                                     ARTICLE IX

                                      DIVIDENDS

               Dividends upon the capital stock of the Corporation, subject to the provisions of the articles of incorporation if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law.

                                      ARTICLE X

                                     AMENDMENTS


               These Bylaws may only be altered, amended or repealed as follows;


               A. By the stockholders, but only upon the affirmative votes equivalent to those required by Subparagraph C.1(a) and (b) of
          Article VIII of the Articles of Incorporation; or

               B. By the Board of Directors, but only upon the affirmative votes equivalent to those required by Subparagraph D.3(a) and
          (9b) of Article VIII of the Articles of Incorporation.